Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of General Electric Company, a New York corporation (the "Company"), hereby constitutes and appoints Jeffrey R. Immelt, Brackett B. Denniston III, Keith S. Sherin, Jamie S. Miller, and Christoph A. Pereira, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign one or more Annual Reports for the Company's fiscal year ended December 31, 2012 on Form 10-K under the Securities Exchange Act of 1934, as amended, or such other form as any such attorney-in-fact may deem necessary or desirable, any amendments thereto, and all additional amendments thereto, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done so that such Annual Report shall comply with the Securities Exchange Act of 1934, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 15th day of February, 2013.

/s/ Jeffrey R. Immelt
Jeffrey R. Immelt
Chairman of the Board
(Principal Executive
Officer and Director)

/s/ Keith S. Sherin	/s/ Jamie S. Miller
Keith S. Sherin	Jamie S. Miller
Vice Chairman-	Vice President and Controller
Chief Financial Officer	(Principal Accounting Officer)
(Principal Financial Officer)

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/s/ W. Geoffrey Beattie	/s/ Ralph S. Larsen
W. Geoffrey Beattie	Ralph S. Larsen
Director	Director

/s/ John J. Brennan	/s/ Rochelle B. Lazarus
John J. Brennan	Rochelle B. Lazarus
Director	Director

/s/ James I. Cash, Jr.	/s/ James J. Mulva
James I. Cash, Jr.	James J. Mulva
Director	Director

/s/ Marijn E. Dekkers	/s/ Sam Nunn
Marijn E. Dekkers	Sam Nunn
Director	Director

/s/ Ann M. Fudge	/s/ Roger S. Penske
Ann M. Fudge	Roger S. Penske
Director	Director

/s/ Susan Hockfield	/s/ Robert J. Swieringa
Susan Hockfield	Robert J. Swieringa
Director	Director

/s/ Andrea Jung	/s/ James S. Tisch
Andrea Jung	James S. Tisch
Director	Director

/s/ Alan G. Lafley	/s/ Douglas A. Warner III
Alan G. Lafley	Douglas A. Warner III
Director	Director

/s/ Robert W. Lane
Robert W. Lane
Director

A MAJORITY OF THE BOARD OF DIRECTORS
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